Exhibit 10.1

RIVER ROCK ENTERTAINMENT AUTHORITY

DRY CREEK RANCHERIA BAND OF POMO INDIANS

FORBEARANCE AND SUPPORT AGREEMENT
Dated as of November 2, 2011

in relation to

INDENTURE

 DATED AS OF NOVEMBER 7, 2003

Re:

$200,000,000

9 ¾% Senior Notes Due 2011

FORBEARANCE AND SUPPORT AGREEMENT

THIS FORBEARANCE AND SUPPORT AGREEMENT dated as of November 2, 2011 (the or this “Forbearance Agreement”) is among THE DRY CREEK RANCHERIA BAND OF POMO INDIANS, a federally recognized Indian tribe and sovereign nation (the “Tribe”), RIVER ROCK ENTERTAINMENT AUTHORITY, an unincorporated governmental instrumentality of the Tribe (the “Authority”) and each of the undersigned holding, or who beneficially hold, as investment advisors or otherwise, 9 ¾% Notes (as defined below) (collectively, the “Noteholders”).

RECITALS:

A.            The Tribe, the Authority and U.S. Bank National Association, as Trustee, entered into the Original Indenture (as defined below) pursuant to which the Authority issued and presently has outstanding $200.0 million aggregate principal amount of 9 ¾% Notes.

B.            As of the date hereof, the Tribe has issued and outstanding $27.6 million aggregate principal amount of Merrill Notes (as defined below).

C.            Prior to the date hereof, the Tribe, the Authority, Merrill, Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”) and representatives of certain holders of the 9 ¾% Notes have discussed the possibility of consummating a financial restructuring (the “Restructuring”) of the 9 ¾% Notes and the Merrill Notes.

D.            The proposed Restructuring is comprised of the issuance by the Authority of (x) $27.6 million in aggregate principal amount of the Subordinated Notes (as defined below), the proceeds of which will be used by the Tribe to retire in full the Merrill Notes and (y) $200.0 million of Senior Notes (as defined below) in exchange for up to 100% of the outstanding 9 ¾% Notes, all as set forth in the terms and conditions described in the term sheet attached hereto as Annex A (the “Term Sheet”).

E.             The Tribe, the Authority and the Noteholders anticipate that the Restructuring will be implemented through an exchange offer and consent solicitation pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended, and the Senior Notes Indenture (as defined below) will be qualified under the Trust Indenture Act of 1939, as amended.

F.             As of the date of this Forbearance Agreement, the 9 ¾% Notes are due and payable, together with all accrued and unpaid interest owed under the Original Indenture.

G.            Counsel to the Noteholders has delivered to the Tribe and the Authority a letter stating that each of the Noteholders executing this Forbearance Agreement as of the date hereof has delivered to such counsel a certificate substantially in the form of the certificate attached as Annex B to this Agreement certifying the principal amount of the outstanding 9 ¾% Notes beneficially owned by such Noteholder as of the date hereof and that, when aggregated together, the principal amount beneficially owned by all Noteholders constitutes a majority of the aggregate principal amount of the outstanding 9 ¾% Notes.

H.            At the request of the Tribe and the Authority, in order to help facilitate the restructuring of the 9 ¾% Notes and the Merrill Notes, the Noteholders are willing to agree to forbear from exercising certain of their rights with respect to the 9 ¾% Notes on the terms and subject to the conditions of this Forbearance Agreement.

I.              Concurrent with the execution of this Forbearance Agreement, Merrill has executed and delivered to the Tribe and the Authority a substantially similar forbearance agreement pursuant to which Merrill agrees to forbear from exercising certain of its rights with respect to the Merrill Notes and to purchase 100% of the Subordinated Notes as part of the Restructuring, all on the terms and subject to the conditions of such forbearance agreement (the “Merrill Forbearance Agreement”).

J.             All requirements of law and all other acts and things necessary to make this Forbearance Agreement a valid, legal and binding agreement according to its terms for the purposes herein expressed have been fully complied with, done or performed.

NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Tribe, the Authority and each of the Noteholders do hereby agree as follows:

SECTION 1.           DEFINITIONS

The following terms shall have the following definitions:

“9 ¾% Notes” means the Authority’s $200 million 9 ¾% Senior Notes due 2011 issued pursuant to the Original Indenture.

“AAA” has the meaning set forth in SECTION 9(d) hereof.

“Amended Original Indenture” means the Original Indenture as amended in the Restructuring by the Proposed Amendments, in the form attached to the IC Acknowledgement.

“Applicable Courts” has the meaning set forth in SECTION 9(c) hereof.

“Authority” has the meaning set forth in the preamble hereto.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in New York City.

“Cash Collateral and Disbursement Agreement” has the meaning set forth in the Original Indenture.

“Collateral Documents” means each of the Collateral Documents referred to in the Original Indenture.

“Collateral Trust Agreement” means the Collateral Trust Agreement to be entered into as part of the Restructuring, among the Tribe, the Authority and Deutsche Bank Trust Company Americas, as trustee (the “Collateral Trustee”), in the form in attached to the IC Acknowledgment.  The principal terms of the Collateral Trust Agreement will be as described in the Preliminary Offering Memorandum, with such changes necessary or appropriate to reflect the terms and conditions set forth on the Term Sheet and as approved by the Required Noteholders in their sole and absolute discretion.

“Confidential Information” has the meaning set forth in Section 8.7(a) hereof.

“Counsel to the Noteholders” means Akin Gump Strauss Hauer & Feld LLP.

“Creditor Party” has the meaning set forth in Section 10.2 hereof.

“Definitive Documents” means the Senior Notes Indenture, the Subordinated Notes Indenture, the Pledge and Security Agreement, the Collateral Trust Agreement, the Waterfall Agreement, the Disclosure Statement and the Amended Original Indenture.

“Disclosure Statement” means the solicitation and disclosure statement in respect of the Exchange Offer and Consent Solicitation describing, among other things, the Restructuring contemplated by the Term Sheet, in the form attached to the IC Acknowledgment, which Disclosure Statement will provide for the procedures for effecting the Exchange Offer and Consent Solicitation, including the identity of any depositories and agents that comply with all legal and regulatory requirements applicable thereto.

“Effective Date” has the meaning set forth in SECTION 2 hereof.

“Exchange Offer and Consent Solicitation” means that certain offer and consent solicitation made by the Authority to holders of the 9 ¾% Notes to (x) exchange up to $200 million of the 9 ¾% Notes for Senior Notes to be issued by the Authority and (y) consent to the Proposed Amendments to the Original Indenture.

“Forbearance Agreement” has the meaning set forth in the preamble hereto.

“Forbearance Direction to Trustee” means a direction in writing by the Required Noteholders (with no obligation to provide an indemnity or other accommodation) in the form of the direction attached hereto as Annex C pursuant to Section 6.05 of the Original Indenture instructing the trustee not to exercise any remedies, or take any other action, with respect to any Specified Event of Default.

“Forbearance Period” has the meaning set forth in Section 3.1 hereof.

“IC Acknowledgement” has the meaning set forth in SECTION 6 hereof.

“Insolvency Event” has the meaning set forth in Section 3.1 hereof.

“Insolvency Proceeding” has the meaning set forth in Section 3.1 hereof.

“Joinder Agreement” has the meaning set forth in SECTION 7 hereof.

“Management Activities” has the meaning set forth in Section 10.2 hereof.

“Merrill” has the meaning set forth in the recitals hereto.

“Merrill Forbearance Agreement” has the meaning set forth in the recitals hereto.

“Merrill Notes” means the Tribe’s notes in an aggregate original principal amount of $58.5 million issued in 2006 and 2007, all of which were purchased by Merrill.

“Noteholders” has the meaning set forth in the preamble hereto.

“Orders” has the meaning set forth in SECTION 9(e) hereof.

“Original Indenture” means the indenture governing the 9 ¾% Notes among the Tribe, the Authority and U.S. Bank National Association, as trustee, dated November 7, 2003.

“Outside Commencement Date” has the meaning set forth in Section 3.1 hereof.

“Outside Date” has the meaning set forth in Section 3.1 hereof.

“Permitted Claims” has the meaning set forth in SECTION 9(a) hereof.

“Person” means and includes an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group or any legal entity or association.

“Pledge and Security Agreement” means the Pledge and Security Agreement to be entered into as part of the Restructuring, among the Tribe, the Authority and the Collateral Trustee, in the form attached to the IC Acknowledgment.  The principal terms of the Pledge and Security Agreement will be as described in the Preliminary Offering Memorandum, with such changes necessary or appropriate to reflect the terms and conditions set forth on the Term Sheet and as approved by the Required Noteholders in their sole and absolute discretion.

“Preliminary Offering Memorandum” means the Preliminary Offering Memorandum, dated October 19, 2011, prepared by the Authority with respect to the offer of the Series A Senior Notes and Series B Tax-Exempt Senior Notes described therein.

“Proposed Amendments” means the proposed amendments to the Original Indenture, the principal terms of which are set forth on the Term Sheet.

“Required Noteholders” means Noteholders holding at least a majority in principal amount of the 9 ¾% Notes held by all Noteholders as of the date of the determination of Required Noteholders.

“Required Supermajority Noteholders” means Noteholders holding at least 66 2/3% in principal amount of the 9 ¾% Notes.

“Restructuring” has the meaning set forth in the recitals hereto.

“Senior Notes” means the senior notes to be issued pursuant to the Senior Notes Indenture as part of the Restructuring.

“Senior Notes Indenture” means the indenture governing the Senior Notes to be issued as part of the Restructuring, among the Tribe, the Authority and the trustee named therein, in the form attached to the IC Acknowledgment.  The principal terms of the Senior Notes Indenture will be as described in the Preliminary Offering Memorandum, with such changes necessary or appropriate to reflect the terms and conditions set forth on the Term Sheet and as approved by the Required Noteholders in their sole and absolute discretion.

“Solicitation” means the solicitation by the Authority of acceptances by the holders of the 9 ¾% Notes of the Exchange Offer and Consent Solicitation.

“Solicitation Period” means that certain period during which the Tribe and the Authority will distribute the Disclosure Statement to holders of the 9 ¾% Notes.

“Subordinated Notes” means the $27.6 million of subordinated notes of the Authority to be issued pursuant to the Subordinated Notes Indenture as part of the Restructuring.

“Specified Event of Default” means the following Defaults or Event of Defaults under the Original Indenture existing or anticipated as of the date hereof: the Authority’s failure to pay when due the principal of, and interest on, the 9 ¾% Notes on the maturity date as provided for in the Original Indenture and the 9 ¾% Notes.

“Subordinated Notes Indenture” means the indenture governing the Subordinated Notes to be issued as part of the Restructuring, among the Tribe, the Authority and the trustee named therein, in the form attached to the IC Acknowledgment.  The principal terms of the Subordinated Notes Indenture will be as described in the Preliminary Offering Memorandum, with such changes necessary or appropriate to reflect the terms and conditions set forth on the Term Sheet and as approved by the Required Noteholders in their sole and absolute discretion.

“Term Sheet” has the meaning set forth in the recitals hereto.

“Transfer” has the meaning set forth in SECTION 7 hereof.

“Transferee” has the meaning set forth in SECTION 7 hereof.

“Tribe” has the meaning set forth in the preamble hereto.

“Waterfall Agreement” means the Waterfall Agreement to be entered into as part of the Restructuring, among the Tribe, the Authority, the Depository, the Collateral Trustee and trustees for the Senior Notes and the Subordinated Notes named therein, in the form attached to the IC Acknowledgment.  The principal terms of the Waterfall Agreement will be as described in the Preliminary Offering Memorandum, with such changes necessary or appropriate to reflect the terms and conditions set forth on the Term Sheet and as approved by the Required Noteholders in their sole and absolute discretion.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Term Sheet.

SECTION 2.           EFFECTIVE DATE.

The Forbearance Period shall commence on the date upon which each of the following conditions precedent shall have been satisfied or waived (the “Effective Date”):

2.1.          Counsel to the Noteholders shall have received (i) counterparts of this Forbearance Agreement, executed and delivered by a duly authorized officer of each of the Tribe and the Authority, (ii) a copy of the Merrill Forbearance Agreement executed by the Tribe, the Authority and Merrill, and (iii) counterparts of this Forbearance Agreement, executed and delivered by a duly authorized representative of each of the Required Noteholders executing this Forbearance Agreement.

2.2.          Counsel for the Tribe and the Authority shall have received (i) counterparts of this Forbearance Agreement, executed and delivered by a duly authorized representative of each of the Noteholders executing this Forbearance Agreement as of the date hereof, (ii) the letter of Counsel to the Noteholders referred to in recital G to this Agreement, (iii) a copy of the Merrill Forbearance Agreement executed by Merrill and (iv) a copy of the Forbearance Direction to Trustee.

SECTION 3.           FORBEARANCE PERIOD.

3.1.          The “Forbearance Period” shall mean the period of time beginning upon the Effective Date and ending upon the expiration or earlier termination of the Forbearance Period in accordance with this Section 3.1.  The Forbearance Period will immediately and automatically terminate without notice to the Tribe or the Authority upon the earliest to occur of the following: (i) the Tribe or the Authority files a petition for relief, reorganization or arrangement or any other petition in bankruptcy, for liquidation, or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, or if any such petition is involuntarily filed against the Tribe or the Authority, or any other event of the types described in clauses (l) or (m) of Section 6.01 of the Original Indenture shall occur with respect to the Tribe or the Authority (each such event described or referenced in this clause (i) being an “Insolvency Event” and any related proceeding being an “Insolvency Proceeding”); (ii) subject to Section 8.4 hereof, any event of the types described in clauses (c), (d), (e), (f), (i), (k), (o) or (p) of Section 6.01 of the Original Indenture (without giving effect to the notice periods described therein) shall occur with respect to the Tribe or the Authority; (iii) breach of any of the Collateral Documents (including any failure to deposit Pledged Revenues pursuant to Section 6.01 of the Cash Collateral and Disbursement Agreement); (iv) the Solicitation shall not have been commenced by 11:59 p.m. prevailing Eastern Time on November 18, 2011 (as may be extended in accordance with Section 3.3 of this Forbearance Agreement, the “Outside Commencement Date”); (v) the consummation of the Exchange Offer and Consent Solicitation and Restructuring shall not have occurred by 11:59 p.m. prevailing Eastern Time on December 31, 2011 (the “Outside Date”); (vi) Merrill shall fail to purchase the Subordinated Notes on or prior to the Outside Date; (vii) the Merrill Notes or the Original Indenture shall be amended or modified in any respect or any guarantees, liens or other direct or indirect credit support of any kind is granted in favor of holders of the Merrill Notes or the 9 ¾% Notes other than with the written consent of the Required Holders; (viii) a judgment involving an aggregate liability of $7.5 million or more not covered by insurance shall be entered against the Tribe or the Authority in favor of any creditor of the Tribe or the Authority, other than a Noteholder, in relation to any debt that is due and remains unpaid and the same shall not have been released, discharged, bonded against or stayed pending appeal before 30 days after such entry; (ix) any representation or warranty made in writing by or on behalf of any party in this Forbearance Agreement proves to have been false or incorrect in any material respect on the date as of which made; or (x) any party hereto defaults materially in the performance of or compliance with any covenant, agreement or other term contained herein.

3.2.          Subject to Section 3.3 below, each Noteholder, severally and not jointly, agrees that, for so long as the Forbearance Period shall be continuing, such Noteholder shall not (i) file a complaint or take any other action to commence litigation, an arbitration or other proceeding to collect payment of amounts due in respect of its 9 ¾% Notes or to seek to enforce any of the provisions of the Original Indenture or the Collateral Documents or any of its rights or remedies thereunder or (ii) commence or participate in commencing any involuntary Insolvency Proceeding against the Tribe or the Authority.  The parties hereto agree that this Forbearance Agreement is not intended to and does not modify, limit or abridge any right, remedy, defense, power or privilege that the Tribe, the Authority or any Noteholder would or might otherwise have following the expiration or earlier termination of the Forbearance Period.  Following the expiration or earlier termination of the Forbearance Period, the Tribe, the Authority and the Noteholders shall have all rights, remedies, powers and privileges available to them under the Original Indenture, the 9 ¾% Notes and the Collateral Documents or otherwise under law or equity as if this Forbearance Agreement had never existed (including, in the case of the Noteholders, all rights, remedies, defenses, powers and privileges available to them as a result of the occurrence of then existing Events of Default, including the Specified Event of Default).  Except as expressly set forth herein, and subject to the terms and limitations set forth in this

Forbearance Agreement, no forbearance by the Noteholders of any kind has been granted by the Noteholders, no course of action or inaction shall give rise to any forbearance in the absence of an explicit written agreement evidencing such forbearance, and neither the Tribe nor the Authority will assert and they each hereby waive any right to assert that any forbearance other than the one provided for in this Forbearance Agreement exists.

3.3.          The Tribe and the Authority acknowledge and agree that if any Event of Default under the Original Indenture other than a Specified Event of Default occurs during the Forbearance Period, the Noteholders have reserved the right to, and may, exercise, at any time and from time to time, any and all rights and remedies under the Original Indenture, the Collateral Documents and applicable law in connection therewith.

3.4.          Notwithstanding any provision in this Forbearance Agreement to the contrary, upon the written consent of the Required Noteholders, (i) the Outside Commencement Date and the Outside Date set forth in Section 3.1 may be extended prior to or upon each such date and such later dates agreed to in lieu thereof shall be of the same force and effect as the dates originally provided herein; and (ii) the termination the Forbearance Period provided in Section 3.1(ii) — (x) may be waived both before or after the date of such termination.

SECTION 4.           COMMITMENT OF NOTEHOLDERS.

Subject to the occurrence of the Effective Date and until the expiration of the Forbearance Period, each Noteholder shall:

4.1.          unless the Exchange Offer and Consent Solicitation is earlier terminated or withdrawn by the Authority, duly tender all of the 9 ¾% Notes beneficially owned by such Noteholder or for which it is the nominee, trustee, investment manager or advisor or over which it has voting control or investment authority for beneficial holders thereof, or cause such 9 ¾% Notes to be duly tendered, into the Exchange Offer and Consent Solicitation promptly following, and in any event no later than the tenth (10th) Business Day following such Noteholder’s receipt of the Disclosure Statement, in accordance with the procedures set forth in the Disclosure Statement, free and clear of all Encumbrances;

4.2.          unless the Exchange Offer and Consent Solicitation is earlier terminated, vote all 9 ¾% Notes beneficially owned by such Noteholder or for which it is the nominee, trustee, investment manager or advisor or over which it has voting control or investment authority for beneficial holders thereof in favor of the Proposed Amendments in accordance with the applicable procedures and recommendations set forth in the Disclosure Statement and accompanying materials and return any necessary documents to record the same no later than the tenth (10th) Business Day following the commencement of the Solicitation Period;

4.3.          not withdraw or revoke its tender, consent or vote; provided that the Tribe and the Authority agree that such Noteholder may withdraw its 9 ¾% Notes from the Exchange Offer and Consent Solicitation at any time following (x) the date that the Exchange Offer and

Consent Solicitation is terminated, withdrawn or expired or (y) the termination of the Forbearance Period; and

4.4.          except as permitted by Section 3.3 hereof, not directly or indirectly take any other action, including, without limitation, initiating any legal proceeding, that is inconsistent with, or that would delay consummation of, the Restructuring and the transactions embodied in the Definitive Documents.

SECTION 5.           COMMITMENT OF THE TRIBE AND THE AUTHORITY.

Each of the Tribe and the Authority jointly and severally agrees to use its reasonable best efforts to, for so long as the Forbearance Period shall be continuing, (i) support and complete the Exchange Offer and Consent Solicitation and Restructuring, (ii) do all things reasonably necessary and appropriate in furtherance of the Exchange Offer and Consent Solicitation and Restructuring, including, without limitation (y) commencing the Solicitation by the Outside Commencement Date unless counsel for the Tribe and the Authority shall not have received on or prior to such Outside Commencement Date counterparts of this Forbearance Agreement executed and delivered by the Required Supermajority Noteholders, which condition may be waived by the Authority in its sole discretion, and (z) taking all steps reasonably necessary and desirable to cause the consummation of the transactions contemplated by the Exchange Offer and Consent Solicitation and the Restructuring to occur on or before the Outside Date, and (iii) obtain any and all required regulatory and/or third-party approvals for the Restructuring.   The Authority agrees to pay all duly invoiced fees and expenses of Counsel to the Noteholders as follows: (x) on the date on which the Exchange Offer and Consent Solicitation is commenced, the Authority shall pay all such invoiced fees and expenses for which invoices have been received prior to such date; (y) on the date the Exchange Offer and Consent Solicitation is consummated, the Authority shall pay all such invoiced fees and expenses for which invoices have been received prior to such date (less any amounts previously paid) and (z) within ten business days following the expiration or earlier termination of this Forbearance Agreement (regardless of whether the Exchange Offer and Consent Solicitation has commenced or been consummated), the Authority shall pay all such invoiced fees and expenses for which invoices have been received prior to such date (less any amounts previously paid).   Further, on the earlier to occur of the date the Exchange Offer and Consent Solicitation is commenced and the expiration or earlier termination of the Forbearance Period, the Authority agrees to pay all duly invoiced fees and expenses of K&L Gates LLP, counsel to Lord Abbett, incurred in connection with the Exchange Offer and Consent Solicitation through the commencement of the Forbearance Period.

SECTION 6.           CERTIFICATION OF DEFINITIVE DOCUMENTS.

Prior to the commencement of the Solicitation, and upon the agreement of the Tribe, the Authority and the Required Noteholders that the Definitive Documents are in final form (which agreement may be withheld by any Noteholder in its sole and absolute discretion), the Tribe, the Authority and the Required Noteholders shall enter into a written acknowledgment substantially in the form attached hereto as Annex D (the “IC Acknowledgment”), confirming that the documents attached thereto are in final form and are consistent with the terms set forth in the Term Sheet.

SECTION 7.           TRANSFER OF 9 ¾% NOTES; ADDITIONAL NOTEHOLDER.

If, following execution of this Forbearance Agreement by a Noteholder, such Noteholder hypothecates, pledges, conveys, transfers, assigns or sells (collectively, a “Transfer”) all or a part of the 9 ¾% Notes held by such Noteholder to any Person (each such Person, a “Transferee”), such Transferee must, as a condition precedent to such Transfer, execute a joinder agreement in substantially the form set forth hereto as Annex E (the “Joinder Agreement”).  Any Transfer that is made in violation of the immediately preceding sentence shall be null and void.  A Noteholder shall notify the Tribe and the Authority in writing of any Transfer by it of 9 ¾% Notes within two Business Days after the execution of an agreement (or trade confirmation) in respect of such Transfer.  If, following execution of this Forbearance Agreement by the Noteholders, a holder of 9 ¾% Notes wishes to become a party to this Forbearance Agreement, such holder shall execute a Joinder Agreement in substantially the form set forth hereto as Annex E.  After the holder executes the Joinder Agreement, such holder shall be a Noteholder for all purposes under this Forbearance Agreement.

SECTION 8.           REPRESENTATIONS, WARRANTIES, AGREEMENTS AND ACKNOWLEDGEMENTS OF THE TRIBE, THE AUTHORITY AND THE NOTEHOLDERS.

8.1.          To induce the Noteholders to enter into this Forbearance Agreement, the Tribe and the Authority, jointly and severally, represent and warrant (which representations and warranties shall survive the execution and delivery of this Forbearance Agreement) to each Noteholder that (a) this Forbearance Agreement has been duly executed and delivered by the Tribe and the Authority, (b) this Forbearance Agreement constitutes the legal, valid and binding obligation, contract and agreement of the Tribe and Authority enforceable against them in accordance with its terms, (c) the execution, delivery and performance of this Forbearance Agreement (1) have been duly authorized by all requisite governmental and other action on the part of the Tribe and the Authority, (2) do not require the consent or approval of any governmental or regulatory body or agency, and (3) will not violate (i) any provision of law, statute, rule or regulation (including, but not limited to, any tribal ordinance, rule or regulation), (ii) the Tribe’s Articles of Association, or (iii) any order of any court or any other agency or governmental authority binding upon the Tribe or the Authority.

8.2.          To induce the Noteholders to enter into this Forbearance Agreement, each of the Tribe and the Authority covenants, acknowledges and agrees that, for so long as the Forbearance Period shall be continuing, it shall not seek to enforce any of the provisions of the Original Indenture or the Collateral Documents or any of its rights or remedies thereunder or at law or in equity.  Except as expressly set forth herein, and subject to the terms and limitations set forth in this Forbearance Agreement, no waiver of any kind has been granted by the Tribe or the Authority, no course of action or inaction shall give rise to any waiver in the absence of an explicit written agreement evidencing such waiver, and none of the Noteholders will assert and they each hereby waive any right to assert that any waiver exists.

8.3.          To induce the Noteholders to enter into this Forbearance Agreement, each of the Tribe and the Authority covenants, acknowledges and agrees as at the date of this Forbearance Agreement as follows: (a) the outstanding principal amount of the 9 ¾% Notes is matured, due and payable in full and unpaid and (b) the principal amount of the 9 ¾% Notes bears interest in accordance with the terms of the Original Indenture until paid.

8.4.          To induce the Tribe and the Authority to enter into this Forbearance Agreement, each Noteholder acknowledges and agrees that, for so long as the Forbearance Period is continuing, the Authority will continue to operate the Casino and make all payments, including, without limitation, Service Payments, permitted under the Original Indenture as if no Event of Default had occurred.

8.5.          To induce the Tribe and the Authority to enter into this Forbearance Agreement, each Noteholder represents and warrants (which representations and warranties shall survive the execution and delivery of this Forbearance Agreement) to the Tribe and the Authority that it beneficially owns the principal amount of the outstanding 9 ¾% Notes that such Noteholder has certified beneficially owning to Counsel to the Noteholders.

8.6.          Each party hereto agrees not to seek, solicit, negotiate, vote or otherwise take any action to encourage the making of any alternative proposal to effect a refinancing, restructuring, or modification of the 9 ¾% Notes, the Original Indenture or the Merrill Notes, or provide any information to any party contemplating such a transaction.

8.7.

(a)           Each of the Noteholders agrees that, without the prior written consent of the Authority or the Tribe, except as required by law, regulation or legal process, it will not disclose to any other Person (including, without limitation, by issuing a press release or otherwise making any public statement) the terms of the Exchange Offer and Consent Solicitation and Restructuring (the “Confidential Information”) until such time as such terms become generally available to the public other than as a result of disclosure by a Noteholder in violation of this Agreement; provided, however, that (i) with respect to any Noteholder that is an investment adviser, it may disclose the Confidential Information to the clients of such Noteholder that beneficially own the 9 ¾% Notes and (ii) it may disclose the Confidential Information to Persons who subsequently enter into a Joinder Agreement or otherwise agree to be bound by the terms of this confidentiality obligation either in a writing with the Authority and Tribe or which recognizes the Authority and Tribe as third party beneficiaries.

(b)           The Authority has registered the 9-3/4% Notes with the United States Securities and Exchange Commission. Each of the Noteholders acknowledges that federal and state securities laws impose limitations on trading in the 9 ¾% Notes at such time as a Person holder material non-public information with respect to the Tribe or the Authority.

SECTION 9.           IRREVOCABLE LIMITED WAIVER OF SOVEREIGN IMMUNITY; DISPUTE RESOLUTION PROVISIONS.

(a)           Each of the Authority (for itself) and the Tribe (for itself and each subdivision, agency, department, board, committee, commission, instrumentality or entity wholly-owned or wholly-controlled, directly or indirectly, by the Tribe, including the Authority) unconditionally and irrevocably waives its or their sovereign immunity from any suit, action, proceeding or legal process of any nature, and any and all defenses based thereon, limited to any claim, demand, dispute, action or cause of action to enforce the Noteholders’ rights under this Forbearance Agreement (the “Permitted Claims”).  Such limited irrevocable waiver extends to permit the interpretation, enforcement and the seeking of legal or equitable relief and remedies (whether through an award or granting of specific performance, injunction, mandamus, damages or otherwise) through judicial proceedings and other legal process as hereinafter provided in this Forbearance Agreement; provided, however, such waiver shall be subject to the following limitation: no Person may seek enforcement or to recover any damages as a result of such waiver against any property or rights of the Authority or the Tribe, except as against Gaming Assets (other than Excluded Assets) as defined in the Original Indenture.

(b)           Without in any way limiting the generality of the foregoing, each of the Tribe and the Authority expressly authorizes any governmental authorities who have the right and duty under applicable law to take any action authorized or ordered by any court, to take such action to give effect to any judgment entered or order granted in accordance with the terms of this Forbearance Agreement.  Each of the Authority and the Tribe unconditionally and irrevocably waives the jurisdiction and right of any tribal court or forum, now or hereafter existing or created, to hear or resolve any Permitted Claim.  Each of the Authority and the Tribe unconditionally and irrevocably waives the application of any rule or doctrine relating to the exhaustion of tribal remedies, abstention or comity that might otherwise require or permit a Permitted Claim to be heard or resolved (either initially or finally) in a tribal court or other tribal forum.

(c)           Each of the Authority and the Tribe irrevocably consents to (i) arbitration as, and to the extent provided, in Section 9(d) and Section 9(e) below and (ii) the resolution and enforcement of Permitted Claims and actions permitted by the waivers described in Section 9(a) and 9(b) above, to the following courts (the “Applicable Courts”): (x) the federal courts of the United States of America located in the City of New York and all courts to which any appeal therefrom may be available; (y) any court of the State of New York and all courts to which any appeal therefrom may be available; and (z) any court or other forum of the Tribe (to the extent that a Noteholder has commenced or consented to an action in such court or forum, but only with respect to such Noteholder).

(d)           At the election of the Required Noteholders, any Permitted Claims must be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the “AAA”), as modified by this Forbearance Agreement.  An arbitration proceeding may be commenced only by the Required Noteholders, upon the filing with the AAA of a Statement of Claim (within the meaning of the AAA rules) and serving a copy thereof on the Authority and the Tribe.  A single arbitrator shall hear the Permitted Claim, and shall be selected in accordance with the rules of the AAA.  No person shall be eligible to serve as an arbitrator if the person is related to, affiliated with or has represented in a legal capacity any party to the arbitration proceeding or any party to this Forbearance Agreement.  The arbitrator shall be an attorney or retired judge admitted to practice and in good standing before the highest court of a state, who is experienced in advising clients in connection with commercial borrowings or the issuance of debt securities.  Any party shall be permitted to engage in any discovery permitted under the rules of the AAA.  However, all discovery shall be completed within 90 days following the initial filing of the Statement of Claim.

(e)           The hearing on the arbitration must be held in the City of Los Angeles, California, and commence and be completed no more than 30 days after the close of discovery, and the arbitrator shall render an award in writing within 30 days of the completion of the hearing, which shall contain findings of facts and conclusions of law.  Any arbitrator appointed hereunder may award interim injunctive relief before the final arbitration award.  Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator. The Tribe and the Authority shall comply with and observe each order, award, judgment or decree entered by any arbitrator as provided above or any Applicable Court with respect to any Permitted Claim (collectively, “Orders”).  To that end, the Tribe and any court of the Tribe of competent jurisdiction now or hereafter existing shall give full faith and credit to all Orders and, to the extent reasonably necessary, shall issue such additional orders and take such additional actions and exercise such additional legal powers as may reasonably be necessary to effectuate the same, whether within or without the Tribe’s lands.  In addition, to the extent applicable, any arbitration award arising from arbitration authorized hereunder shall be effectuated in accordance with the terms granting such arbitration rights and in accordance with the Tribal Arbitration Ordinance, and shall be deemed to be an Order.  The Tribe’s police powers shall be available to secure and support any such enforcement efforts, and all police or other law enforcement officials of the Tribe shall carry out such Orders.  All enforcement remedies with respect to any Order generally available throughout the State of California may be applied on the reservation of the Tribe, including lands owned in fee by or held by or in trust for the Tribe.

(f)            Each of the Tribe and the Authority agrees not to revoke or limit, in whole or in part, its waiver of sovereign immunity contained in this Forbearance Agreement or in any way attempt to revoke or limit, in whole or in part, such waiver of sovereign immunity.  In the event of any such revocation, limitation, attempted revocation, or attempted limitation, the parties hereto expressly recognize and agree that there remains no adequate remedy at law available to the Noteholders, each of them will be irreparably injured upon such revocation or limitation hereof, and each of the Tribe and the Authority hereby consents to the entry of appropriate injunctive relief, consistent with the terms and conditions of this Forbearance

Agreement.  In the event of any attempted limitation or revocation of the waiver of sovereign immunity granted in this Forbearance Agreement, a Noteholder may immediately seek judicial injunctive relief as provided in this waiver.  Any action seeking injunctive relief hereunder shall be brought at such Persons’ option, either in an arbitration proceeding as provided herein, or in one of the Applicable Courts, and each of the Tribe and Authority expressly consents to the jurisdiction of, and agrees to be bound by, any order or judgment of such arbitrator or Applicable Court, and any federal or state court with appellate jurisdiction thereof.

SECTION 10.         IGRA SAVINGS PROVISIONS; MANAGEMENT ACTIVITIES.

10.1.        It is not the intent of the parties hereto that this Forbearance Agreement whether considered alone, or together with any other one or more documents, constitutes a management contract within the meaning of IGRA and its implementing regulations.  Accordingly, to the extent any reasonable basis exists therefore, each and every provision hereof shall be interpreted in a manner that does not cause this Forbearance Agreement to constitute a management contract, whether considered alone, or together with any other one or more documents.  In no event shall any provision of this Forbearance Agreement be applied, or deemed in effect or enforceable, to the extent such provision allows any action or influence by any party hereto or any other Person that constitutes management of gaming in violation of IGRA and its implementing regulations.  Notwithstanding any other provision herein, if any term or condition herein should cause this Forbearance Agreement alone or together with one or more other documents, to constitute a management contract within the meaning of IGRA and its implementing regulations, such term or condition shall be null and void without any further force and effect, with all other terms and conditions not similarly null and void remaining in full force and effect.  This provision shall survive as an agreement separate and apart from the remainder of this Forbearance Agreement in the event of any determination that any provision of this Forbearance Agreement causes this Forbearance Agreement to constitute a management contract within the meaning of IGRA and its implementing regulations.

10.2.        Notwithstanding any provision in this Forbearance Agreement, none of the Collateral Trustee, the Trustee, the Depository or any holder of the 9 ¾% Notes (each, a “Creditor Party”) shall engage in any planning, organizing, directing, coordinating or controlling of all or any portion of the operations of the Gaming Business (collectively, “Management Activities”), including, but not limited to:

(a)           the training, supervision, direction, hiring, firing, retention, compensation (including benefits) of any employee (whether or not a management employee) or contractor;

(b)           any working or employment policies or practices;

(c)           the hours or days of operation;

(d)           any accounting systems or procedures;

(e)           any advertising, promotions or other marketing activities;

(f)            the purchase, lease, or substitution of any gaming device or related equipment or software, including player tracking equipment;

(g)           the vendor, type, theme, percentage of pay-out, display or placement of any gaming device or equipment; or

(h)           budgeting, allocating, or conditioning payments of the Authority’s operating expenses;

provided, however, that no party to this Agreement will be in violation of this paragraph as a result of any such Person enforcing (or directing the enforcement of) compliance with any term or condition of this Forbearance Agreement that does not require the Gaming Business to be subject to any Management Activities.

SECTION 11.         MISCELLANEOUS.

11.1.        The descriptive headings of the various sections or parts of this Forbearance Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

11.2.        Any notice that is to be delivered to any party hereto pursuant to this Forbearance Agreement shall be delivered or transmitted as follows:

If to the Authority and the Tribe:

River Rock Entertainment Authority

3250 Highway 128

Geyserville, California 95441

Facsimile:  (707) 857-2726

Attention:  Chief Financial Officer

and

Dry Creek Rancheria Band of Pomo Indians

3250 Highway 128

Geyserville, California 95441

Attention:  Chairman

with copies to:

Holland & Knight LLP

633 West Fifth Street, 21st Floor

Los Angeles, California 90071

Facsimile:  (213) 896-2450

Attention:  Jerome Levine, Esq.

and

Holland & Knight LLP

31 West 52nd Street

New York, New York 10019

Facsimile:  (212) 385-9010

Attention:  Randolph DelFranco, Esq.

If to the Noteholders:

To the address set forth below each Noteholder’s signature block with a copy to:

Akin Gump Strauss Hauer & Feld LLP

2029 Century Park East, Suite 2400

Los Angeles, California 90067

Facsimile:  (310) 229-1001

Attention:  Frank Reddick, Esq.

All notices shall be effective: (i) upon delivery by courier to the address specified in this Section 11.2, (ii) in the case of a facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 11.2 and the facsimile machine used by the sender provides written confirmation that such facsimile has been so transmitted or receipt of such facsimile is otherwise confirmed; or (iii) in the case of email, when transmitted if no error message is received by the sender.

11.3.        This Forbearance Agreement constitutes the complete agreement between the parties and incorporates all prior agreements and representations, if any.  This Forbearance Agreement may not be amended or changed except in a writing signed by the party to be charged by said amendment or modification.

11.4.        This Forbearance Agreement shall be governed by and construed in accordance with the laws of the State of New York.

11.5.        The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Forbearance Agreement may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

11.6.        Any provision of this Forbearance Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

11.7.        Each Noteholder represents and warrants that it is a holder of Notes.

[Remainder of page intentionally left blank.]

RIVER ROCK ENTERTAINMENT AUTHORITY

By:	/s/ Harvey Hopkins
Name:	Harvey Hopkins
Title:	Chairman of the Board

By:	/s/ Margie Rojes
Name:	Margie Rojes
Title:	Secretary-Treasurer

THE DRY CREEK RANCHERIA BAND OF POMO INDIANS

By:	/s/ Harvey Hopkins
Name:	Harvey Hopkins
Title:	Chairman of the Board

By:	/s/ Margie Rojes
Name:	Margie Rojes
Title:	Secretary-Treasurer

Signature Page to Forbearance Agreement

Noteholder’s Name (please print):

Lord , Abbett & Co. LLC, as investment adviser to multiple advisory clients holding Notes

By:	/s/ John K. Forst
Name:	John K. Forst
Title:	Deputy General Counsel

Address (please print):
Lord, Abbett & Co. LLC
90 Hudson Street
Jersey City, NJ 07302-3973
T. 201-827-2719
F. 201-827-3719
E-mail: jforst@lordabbett.com

Signature Page to Forbearance Agreement

Holder’s Name on behalf of Client Accounts that are Noteholders:

PRUDENTIAL INVESTMENT MANAGEMENT, INC.
(as investment adviser to its Client Accounts)

By:	/s/ Richard T. Greenwood
Name:	Richard T. Greenwood
Title:	Managing Director

Address (please print):
100 Mulberry Street, GWC 2
Newark, NJ 07102

Signature Page to Forbearance Agreement

Noteholder’s Name (please print):

JEFFERIES HIGH YIELD TRADING, LLC

By:	/s/ Paul Loomis
Name:	Paul Loomis
Title:	Senior VP

Address (please print):
1 Station Pl, 3N
Stamford, CT 06902

Signature Page to Forbearance Agreement

Noteholder’s Name (please print):

Ellis Lake Master Fund, LP

By:	/s/ Gabe Nechamkin
Name:	Gabe Nechamkin
Title:	Managing Member of GP

Address (please print):
Ellis Lake Capital, LLC
623 5th Ave, 16th Fl.
New York, NY 10622

Signature Page to Forbearance Agreement

AbitibiBowater Fixed Income Master Trust Fund

By: Guggenheim Investment Management, LLC as Investment Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

The AbitibiBowater Inc. US Master Trust for Defined Benefit Plans

By: Guggenheim Investment Management, LLC as Investment Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

Signature Page to Forbearance Agreement

GUGGENHEIM APSLEY FUND L.P.

By: Guggenheim Apsley Holdings LLC as General Partner

By: Guggenheim Investment Management, LLC as Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

BDIF LLC

By: Guggenheim Investment Management, LLC as Investment Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

Signature Page to Forbearance Agreement

Claymore IG UIT Series 20

By: Guggenheim Partners Investment Management, LLC as Investment Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

CNI CHARTER HIGH YIELD BOND FUND

By: Guggenheim Investment Management, LLC as Sub-Adviser

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

Signature Page to Forbearance Agreement

Policemen and Firemen Retirement System of the City of Detroit

By: Guggenheim Partners Investment Management, LLC as Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

THE NORTH RIVER INSURANCE COMPANY

By: Guggenheim Investment Management, LLC as Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

Signature Page to Forbearance Agreement

ODYSSEY AMERICA REINSURANCE CORPORATION

By: Guggenheim Partners Investment Management, LLC as Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

Claymore/Guggenheim Strategic Opportunities Fund

By: Guggenheim Partners Asset Management, LLC

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

Signature Page to Forbearance Agreement

Heron International Holdings

By: Guggenheim Partners Investment Management, LLC as Investment Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

MASTER SEGREGATED PORTFOLIO B

Guggenheim High-Yield Plus Master Fund SPC

On behalf of and for the account of
MASTER SEGREGATED PORTFOLIO B

By: Guggenheim Investment Management, LLC as Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

Signature Page to Forbearance Agreement

Intel Corporation Profit Sharing Retirement Plan

By: Guggenheim Partners Asset Management, LLC

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

Locals 302 & 612 Operating Engineers — Employers Retirement Plan

By: Guggenheim Partners Asset Management, LLC

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

Signature Page to Forbearance Agreement

NYLIAC SEPARATE ACCOUNT 70_A01

By: Guggenheim Partners Asset Management, LLC

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

NZCG Funding Ltd.

By: Guggenheim Investment Management, LLC as Collateral Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

Signature Page to Forbearance Agreement

School Employees’ Retirement System of Douglas County School District 0001

By: Guggenheim Investment Management, LLC as Adviser

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

PRINCIPAL FUND, INC. — GLOBAL DIVERSIFIED INCOME FUND

By: Guggenheim Investment Management, LLC as Sub-Adviser

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

Signature Page to Forbearance Agreement

SEI Global Master Fund plc the SEI High Yield Fixed Income Fund

By: Guggenheim Investment Management, LLC as Portfolio Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

U.S. HIGH YIELD BOND FUND

By: Guggenheim Investment Management, LLC as Portfolio Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

Signature Page to Forbearance Agreement

SEI INSTITUTIONAL INVESTMENTS TRUST-HIGH YIELD BOND FUND

By: Guggenheim Investment Management, LLC as Sub-Adviser

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

SEI INSTITUTIONAL MANAGED TRUST-HIGH YIELD BOND FUND

By: Guggenheim Investment Management, LLC as Sub-Adviser

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

Signature Page to Forbearance Agreement

COPPER RIVER CLO LTD.

By: Guggenheim Investment Management, LLC as Collateral Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

THE HOSPITAL FOR SICK CHILDREN FOUNDATION

By: Guggenheim Investment Management, LLC as Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

Signature Page to Forbearance Agreement

THE HOSPITAL FOR SICK CHILDREN EMPLOYEE PENSION PLAN TRUST

By: RBC Dexia Investor Services Trust, solely as Trustee

By:	/s/Sunil Dundee and Eva Tang
Name:	Sunil Dundee and Eva Tang
Title:	Client Service Managers

By: Guggenheim Investment Management, LLC as Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

SNAX 24 LIMITED

By: Guggenheim Investment Management, LLC as Investment Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

Signature Page to Forbearance Agreement

WELLWATER LLC

By: Guggenheim Investment Management, LLC as Investment Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Address:

Signature Page to Forbearance Agreement

Annex A
TERMS OF EXCHANGE OFFER AND NEW SENIOR NOTES(1)

EXCHANGE OFFER

Securities Subject to Offer	9 ¾% Senior Notes due November 1, 2011 (“Existing Notes”)

Exchange Offer

For each $1,000 principal of Existing Notes, holders will receive (a) $1,000 principal of 9% Senior Notes due 2018 (the “Senior Notes”), less the prorated cash payment referred to in clause (c) below, (b) a cash forbearance or consent fee in an amount equal to the accrued and unpaid interest on the Existing Notes through the date the Exchange Offer is consummated, and (c) a pro rata amount (among all exchanging holders) of restricted cash balances and the balance sheet cash in excess of $13.0 million of cage and operating cash and $0.7 million to be applied toward road construction costs to be applied as a principal paydown for exchanging holders (“Cash Payment”).

Commencement Date	No later than Outside Commencement Date

Expiration Date	20 Business Days following the Commencement Date, unless extended but in no event later than December 31, 2011

Conditions

(a)   67% exchange of Existing Notes and consent to Proposed Amendments (described below);

(b)   Merrill Lynch purchases $27,600,000 of 6.5% Senior Subordinated Notes due 2019 (the “Subordinated Notes”), the terms of which shall be substantially the same as described in the Preliminary Offering Memorandum, the proceeds of which shall be used to retire in full the Merrill Notes;

(c)   All existing collateral, security and pledge agreements for Existing Notes to be amended, and new collateral, security and pledge agreements to be entered into, to provide for collateral and pledges described below in Security, including execution and delivery of amendments to each of Pledge and Security Agreement, the Cash Collateral and Disbursement Agreement and the Control Agreement implementing the Proposed Amendments;

(d)   Execution and delivery of a supplemental indenture to the Existing Notes Indenture reflecting Proposed Amendments;

(e)   Absence of any law or regulation which would, and the absence of any pending or threatened injunction or other proceeding which (if adversely determined) would, make unlawful or invalid or enjoin the implementation of the Proposed Amendments or that would question the legality or validity thereof; and

(f)    Other customary conditions.

(1)  Undefined capitalized terms have the meaning given in the Preliminary Offering Memorandum.

1

TERMS OF SENIOR NOTES OFFERED

Maturity	November 1, 2018

Interest Rate	9.0% cash pay

Interest Payment Dates	May 1 and November 1, beginning May 1, 2012

Additional Securities

The Authority shall be permitted to issue additional Senior Notes following the closing of the Exchange Offer provided that (x) such issuances shall be solely to holders of Existing Notes for a consideration at least equal to the then outstanding principal balance of the Existing Notes so exchanged (without any further payment or other consideration being paid by the Tribe or the Authority) and (y) immediately following any such issuance, no more than $200 million in aggregate principal of Senior Notes shall be outstanding (less the sum of all redemptions of Senior Notes and Existing Notes from and after the closing of the Exchange Offer).

Security

The Collateral will be as described in the Preliminary Offering Memorandum, generally a first priority lien on Authority’s revenues and substantially all of its existing and future real property and tangible and intangible personal property, subject to certain exceptions and permitted liens.

Pursuant to the Consent Solicitation and Proposed Amendments (described below), the Authority, the Tribe and the trustee under the Existing Notes indenture will amend the existing security and collateral agreements (referred to in the Original Indenture) and enter into new waterfall, collateral and security agreements containing the terms contemplated in the Preliminary Offering Memorandum, with such changes necessary to reflect the new debt structure and providing that all Collateral (including, but not limited to, the pledged revenues) will first be used to repay Senior Notes, Senor Parity Debt and the Subordinated Notes, including interest and redemption amounts.

Optional Redemption	Substantially as described in Preliminary Offering Memorandum.

Excess Cash Flow; Mandatory Redemption

Authority must redeem Senior Notes with 90% of Excess Cash Flow (as defined in the Preliminary Offering Memorandum, with such modifications necessary to reflect the changed debt structure and to effect the Proposed Amendments) each semi-annual period at 100% of principal amount plus accrued and unpaid interest.  Permitted Debt to be amended to include Existing Notes, provided for purposes of Excess Cash Flow and Waterfall Agreement, payments on or in respect of the Existing Notes shall not be deducted.  If EBITDA for the rolling  12 calendar months prior to any distribution is less than $50 million, 100% of Excess Cash Flow shall be used to redeem Senior Notes.

10% of Excess Cash Flow (if EBITDA test met and no default or event of default) will be distributed to Tribe to be applied as follows: $2.3 million shall be used for payment on Subordinated Notes as described in Preliminary Offering Memorandum.

If principal amount of Senior Parity Debt and Existing Notes is $100,000,000 or less and senior leverage ratio is at or less than three times, Authority shall pay

2

current interest on the Subordinated Notes (otherwise, interest shall be paid in kind).

Priority Distributions	Substantially as described in Preliminary Offering Memorandum.

Covenants

Substantially as described in Preliminary Offering Memorandum.  Provided, appropriate amendments to definitions and covenants to reflect priority of Senior Notes, other Senior Parity Debt and Subordinated Notes to Existing Notes.

Permitted Payments	Substantially as described in the Preliminary Offering Memorandum.

CONSENT SOLICITATION

Consent Solicitation

Obtain consent of holders of Existing Notes for following Proposed Amendments (for the avoidance of doubt, none of the Proposed Amendments will be effective unless the Exchange Offer is consummated in accordance with its terms):

•      Original Indenture, dated November 1, 2003: to among other things, (a) remove substantially all material affirmative and negative covenants of the Authority and the Tribe other than to pay principal and interest, (b) remove certain events of default, (c) modify collateral and security provisions to require instructions by trustee from 100% of holders of Existing Notes for any action (including foreclosure) relating to collateral as well as provide restrictions on enforcement actions (including standstill provisions) and release of Collateral TBD and (d) provide for express lien subordination to the Senior Parity Debt and Subordinated Notes.  Additional amendments to be considered.

•      Pledge and Security Agreement, dated November 1, 2003:  to among other things, to (a) grant trustee for Senior Notes (the “Senior Notes Trustee”) a first priority security interest and lien in all Collateral for benefit of all Senior Parity Debt, (b) release certain Collateral with respect to the Existing Notes TBD, (c) require approval of 100% of holders of Existing Notes in addition to Trustee to foreclose on any Collateral and adding a standstill period to provide holders of Senior Notes an exclusive period to bring an action, and (d) amend the application of proceeds to provide that the Senior Parity Debt receives principal and interest prior to Existing Notes.

•      Cash Collateral and Disbursement Agreement, dated November 1, 2003, to among other things, (a) amend definition of Pledged Revenues to provide Pledged Revenues for purposes of the Existing Notes shall only be amounts released pursuant to the Waterfall Agreement following payment of tribal distributions, operating expenses and payments on Senior Parity Debt and Subordinated Notes, and (b) require approval of 100% of holders of Existing Notes in addition to Trustee to exercise control over collection accounts, in addition to providing a standstill period to provide holders of Senior Notes an exclusive period to bring an action.

3

Annex B

Form of Noteholder Certificate

November [  ], 2011

Akin Gump Strauss Hauer & Feld LLP

2029 Century Park East, Suite 2400

Los Angeles, California 90067

Facsimile:  (310) 229-1001

Attention:  Frank Reddick, Esq.

Dear Mr. Reddick:

As of the date set forth above, we, the undersigned, beneficially own $                               (please print) aggregate principal amount of the 9 ¾% Senior Notes due 2011 (the “Notes”) issued by the River Rock Entertainment Authority (the “Authority”) pursuant to the Indenture governing the Notes among The Dry Creek Rancheria Band of Pomo Indians, the Authority and U.S. Bank National Association, as trustee, dated November 7, 2003.

[Signature Page Follows]

Noteholder’s Name (please print):

By:
Name:
Title:

Address (please print):

Annex C

Forbearance Direction to Trustee

November [  ], 2011

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN  55107-2292

Internal mail EP-MN-WS3C

Facsimile:  651-495-8097

Attention:  Frank Leslie

And

Lawrence J. Bell
U.S. Bank Corporate Trust Services
PD-OR-P6TD
555 SW Oak Street, PL-6
Portland, OR 97204
Phone:  503-275-3006
Facsimile:  503-275-5738
lawrence.bell@usbank.com

Dear Gentlemen:

As of the date set forth above, we, the undersigned, beneficially own in the aggregate a majority of the outstanding principal amount of the 9 ¾% Senior Notes due 2011 (the “Notes”) issued by the River Rock Entertainment Authority (the “Authority”) pursuant to the Indenture governing the Notes among The Dry Creek Rancheria Band of Pomo Indians, (the “Tribe”), the Authority and U.S. Bank National Association, as trustee, dated November 7, 2003 (the “Indenture”).  Pursuant to Section 6.05 of the Indenture, we, the undersigned, hereby instruct you, in your capacity as trustee under the Indenture, not to exercise any remedies, or take any other action, with respect to the Authority’s failure to pay when due the principal of, and interest on, the Notes, unless and until we further instruct you in writing.

[Signature Pages Follow]

Noteholder’s Name (please print):

By:
Name:
Title:

Address (please print):

Annex D

IC Acknowledgment

Each of the undersigned hereby acknowledges and agrees, as required by Section 6 of the Forbearance and Support Agreement, dated as of November [  ], 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Forbearance Agreement”), by and among the River Rock Entertainment Authority (the “Authority”), The Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian tribe and sovereign nation (the “Tribe”), and the Noteholders from time to time parties thereto, that the following attached documents are in final form and consistent with the terms set forth in the Term Sheet:

1.                                       Supplement, dated [                    ], 2011 amending the Indenture governing the 9 ¾% Notes among the Tribe, the Authority and U.S. Bank National Association, as trustee, dated November 7, 2003, attached hereto as Exhibit A.

2.                                       Cash Collateral and Disbursement Agreement, dated [                    ], 2011, among the Tribe, the Authority and Deutsche Bank Trust Company Americas, as collateral trustee (the “Collateral Trustee”), and the disbursement agents named therein, attached hereto as Exhibit B.

3.                                       Solicitation and Disclosure Statement, dated [                    ], 2011, attached hereto as Exhibit C.

4.                                       Pledge and Security Agreement, dated [                    ], 2011, among the Tribe, the Authority and the Collateral Trustee, attached hereto as Exhibit D.

5.                                       Indenture governing the [  ]% Senior Notes due [2018], dated [                    ], 2011, among the Tribe, the Authority and the trustee named therein (the “Senior Notes Trustee”), attached hereto as Exhibit E.

6.                                       Indenture governing the [  ]% Subordinated Notes due [2019], dated [                    ], 2011, among the Authority, the Tribe and the trustee named therein (the “Subordinated Notes Trustee”), attached hereto as Exhibit F.

7.                                       Waterfall Agreement, dated [                    ], 2011, among the Tribe, the Authority, the Senior Notes Trustee, the Subordinated Notes Trustee, the Collateral Trustee and the depository named therein, attached hereto as Exhibit G.

Capitalized terms used but not defined herein shall have the meaning given them in the Forbearance Agreement.

[Signatures Follow]

ACKNOWLEDGED AND AGREED, as of the date first above written:

RIVER ROCK ENTERTAINMENT AUTHORITY

By:
Name:
Title:

THE DRY CREEK RANCHERIA BAND OF POMO INDIANS

By:
Name:
Title:

Noteholder’s Name (please print):

By:
Name:
Title:

Address (please print):

Annex E

Joinder Agreement

This Joinder Agreement, dated as of                                (this “Joinder Agreement”), to the Forbearance and Support Agreement, dated as of November [  ], 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Forbearance Agreement”), by and among, the River Rock Entertainment Authority, The Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian tribe and sovereign nation, and the Noteholders from time to time parties thereto, is delivered pursuant to the terms and conditions of the Forbearance Agreement.  Capitalized terms used but not defined herein shall have the meaning given them in the Forbearance Agreement.

By executing and delivering this Joinder Agreement, the undersigned hereby (i) becomes a party to the Forbearance Agreement with the same force and effect as if originally a signatory thereto; (ii) expressly assumes all obligations of a “Noteholder” thereunder; and (iii) shall be referred to as “Noteholder” for all purposes thereunder.  From and after the date hereof, the undersigned shall for all purposes be a party to the Forbearance Agreement and shall have the same rights, benefits and obligations as a Noteholder originally party thereto.

This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

Noteholder’s Name (please print):

By:
Name:
Title:

Address (please print):